Exhibit 99.1

HighPeak Energy, Inc. Announces First Quarter 2023 Financial and Operating Results and

Updated Development Plan

Fort Worth, Texas, May 10, 2023 (GLOBE NEWSWIRE) - HighPeak Energy, Inc. (“HighPeak” or the “Company”) (NASDAQ: HPK) today announced financial and operating results for the quarter ended March 31, 2023 and provided an updated development plan.

Highlights

●	Produced average sales volumes of 37,222 barrels of crude oil equivalent per day (“Boe/d”), consisting of 85% crude oil and 94% liquids.
●	Generated net income of $50.3 million and EBITDAX (a non-GAAP financial measure defined and reconciled below) of $173.9 million.
●	Realized average price of $66.80 per Boe, or approximately 88% of the weighted average of NYMEX WTI crude oil prices, excluding the effects of derivatives.
●	Achieved a cash margin of $52.56 per Boe, or approximately 79% of the first quarter average realized price, excluding the effects of derivatives.
●	Ended the first quarter with 64 gross (61.3 net) horizontal wells in various stages of drilling and completion; and, throughout the quarter, turned in line 32 gross (25.8 net) horizontal wells.

Development Outlook and Revised Guidance

HighPeak revised its development outlook for 2023 by reducing its drilling rig count from four (4) to two (2) rigs effective June through the remainder of 2023. The Company previously reduced the number of completion crews from four (4) to two (2) and will continue to run an average of two (2) through the remainder of 2023 to complete the operational DUCs generated by the previous six (6) rig program. This revised plan is expected to reduce 2023 capital expenditures by approximately $250 million from the original capital budget.

In early 2024, HighPeak expects to increase its drilling activity back to a four (4) rig program and maintain two (2) completion crews while entirely funding all activity through operating cash flow. The Company continues to regularly monitor market conditions and the state of the overall economy and may accelerate drilling activity if commodity prices warrant.

	2023	2024
Production (Boe/d)
● Average production rate	45,000 – 51,000	60,000 – 66,000
● Exit production rate	55,000 – 61,000	68,000 – 76,000

Capex ($MM)

● Gross Operated Wells TIL	105 – 115	105 – 110
● Capital Expenditures, D,C,E&F	$900 – $975	$850 – $900
● Capital Expenditures, Infra/Land/Other	$50 – $60	$20 – $30
● Total Capital Expenditures	$950 – $1,035	$870 – $930

Unit Measures ($/Boe)

● Lease Operating Expenses	$6.50 – $7.50	$5.75 – $6.75
● General & Administrative	$0.75 – $1.00	$0.60 – $0.80

HighPeak Chairman and CEO, Jack Hightower, said “Given the current economic environment and the volatility of commodity prices year to date, adjusting to a more conservative development approach strengthens our financial position by reducing our capital budget and accelerates our timeline to reach free cash flow to the third quarter. Slowing down our development cadence for the remainder of the year while maintaining production guidance close to our initial range is a testament to the high quality of our asset base. In addition, we plan to increase to a four-rig program in early 2024, which we anticipate funding entirely through cash flow from operations while increasing production and generating substantial free cash flow. The reduction in drilling activity demonstrates the Company's commitment to financial discipline and delivering long-term value for its shareholders. We remain focused on our long-term development strategy to maximize value either through sustained operations or strategic alternatives.”

First Quarter Operational Update and Financial Results

During the first quarter of 2023, the Company drilled 25 gross horizontal wells utilizing an average of five drilling rigs. The Company completed 32 gross producing wells. At March 31, 2023, the Company had 49 gross wells in various stages of completion and was in the process of drilling 15 gross wells.

The Company’s sales volumes during the first quarter of 2023 averaged 37,222 Boe/d, consisting of approximately 85% crude oil and 94% liquids. HighPeak reported net income of $50.3 million for the first quarter of 2023, or $0.39 per diluted share, and EBITDAX of $173.9 million, or $1.34 per diluted share.

First quarter average realized prices were $76.07 per barrel of crude oil, $27.04 per barrel of NGL and $2.21 per Mcf of natural gas, resulting in an overall realized price of $66.80 per Boe, or 88% of the weighted average of NYMEX crude oil prices, excluding the effects of derivatives. HighPeak’s cash costs for the first quarter were $14.25 per Boe, including lease operating expenses of $8.57 per Boe, workover expenses of $1.26 per Boe, production and ad valorem taxes of $3.67 per Boe and cash G&A expenses of $0.75 per Boe. The Company’s cash margin was $52.56 per Boe, or 69% of the weighted average of NYMEX crude oil prices for the quarter, excluding the effects of derivatives.

HighPeak’s first quarter 2023 capital expenditures to drill, complete, equip, provide facilities and to build water and power infrastructure were approximately $379.1 million. In addition, the Company incurred capital expenditures of approximately $5.5 million primarily related to leasehold acquisitions.

At March 31, 2023, the Company had $895.0 million in long-term debt and $47.5 million of cash on hand.

HighPeak President Michael Hollis commented, “HighPeak is a differentiated growth story. Our first quarter production increased more than 200 percent year over year. Our plan for the second half of 2023 is to run two drilling rigs and keep two full frac crews busy by completing our existing DUCs generated with our previous six rig program. On average, one frac crew can service two drilling rigs. Maintaining two frac crews equates to bringing the same number of wells online as we would with four rigs. The plan is to go back to four rigs around the end of the year to keep the completion cadence level-loaded throughout 2024. We project an additional 30 percent growth of average production in 2024 over this year’s average with our new development plan. With free cash flow, we have the optionality to reduce debt, increase shareholder returns, or accelerate our production growth, all of which increases the value of the Company for strategic alternatives.”

Hedging

As of March 31, 2023, the Company had crude oil swaps in place to hedge 822,000 barrels of its remaining 2023 crude oil production, or 2,989 barrels of oil per day, at an average swap price of $69.32 per barrel. In addition, the Company had deferred premium put options in place for the remainder of 2023 and 2024 totaling 1.93 million barrels and 1.37 million barrels or 7,011 and 3,743 barrels of oil per day, respectively, with deferred premiums of $5.00 per barrel and strike prices averaging $58.43 and $51.50 for the remainder of 2023 and 2024, respectively. In addition, in April 2023, the Company entered into an additional deferred premium put option contract for 5,000 barrels of oil per day from January 2024 through September 2024 at a strike price of $56.15 per barrel with deferred premiums of $5.00 per barrel. The Company’s crude oil derivative contracts are based on reported settlement prices on the New York Mercantile Exchange for West Texas Intermediate pricing.

Dividends

During the first quarter of 2023, the Company’s Board of Directors approved quarterly dividends of $0.025 per share which resulted in a total of $2.8 million in dividends paid to stockholders during the quarter. In addition, in April 2023, the Company’s Board of Directors declared a quarterly dividend of $0.025 per share which will result in a total of $2.8 million in dividends paid to stockholders on May 25, 2023.

Conference Call

HighPeak Energy will host a conference call and webcast on Thursday, May 11, 2023, at 10:00 a.m. Central Time for investors and analysts to discuss its results for the first quarter of 2023 as well as provide an overview of recent activities and its updated 2023 operating plan. Conference call participants may register for the call here. Access to the live audio-only webcast and replay of the earnings release conference call may be found here. A live broadcast of the earnings conference call will also be available on the HighPeak Energy website at www.highpeakenergy.com under the “Investors” section of the website. A replay will also be available on the website following the call.

When available, a copy of the Company’s earnings release, investor presentation and Quarterly Report on Form 10-Q may be found on its website at www.highpeakenergy.com.

About HighPeak Energy, Inc.

HighPeak Energy, Inc. is a publicly traded independent crude oil and natural gas company, headquartered in Fort Worth, Texas, focused on the acquisition, development, exploration and exploitation of unconventional crude oil and natural gas reserves in the Midland Basin in West Texas. For more information, please visit our website at www.highpeakenergy.com.

Cautionary Note Regarding Forward-Looking Statements

The information in this press release contains forward-looking statements that involve risks and uncertainties. When used in this document, the words “believes,” “plans,” “expects,” “anticipates,” “forecasts,” “intends,” “continue,” “may,” “will,” “could,” “should,” “future,” “potential,” “estimate” or the negative of such terms and similar expressions as they relate to HighPeak Energy, Inc. (“HighPeak Energy,” the “Company” or the “Successor”) are intended to identify forward-looking statements, which are generally not historical in nature. The forward-looking statements are based on the Company's current expectations, assumptions, estimates and projections about the Company and the industry in which the Company operates. Although the Company believes that the expectations and assumptions reflected in the forward-looking statements are reasonable as and when made, they involve risks and uncertainties that are difficult to predict and, in many cases, beyond the Company's control. For example, the Company’s review of strategic alternatives may not result in a sale of the Company, a recommendation that a transaction occur or result in a completed transaction, and any transaction that occurs may not increase shareholder value, in each case as a result of such risks and uncertainties.

These risks and uncertainties include, among other things, the results of the strategic review being undertaken by the Company’s Board and the interest of prospective counterparties, the Company’s ability to realize the results contemplated by the 2023 and 2024 guidance contained herein, volatility of commodity prices, product supply and demand, the impact of a widespread outbreak of an illness, such as the coronavirus disease pandemic, on global and U.S. economic activity, competition, the ability to obtain environmental and other permits and the timing thereof, other government regulation or action, the ability to obtain approvals from third parties and negotiate agreements with third parties on mutually acceptable terms, litigation, the costs and results of drilling and operations, availability of equipment, services, resources and personnel required to perform the Company's drilling and operating activities, access to and availability of transportation, processing, fractionation, refining and storage facilities, HighPeak Energy's ability to replace reserves, implement its business plans or complete its development activities as scheduled, access to and cost of capital, the financial strength of counterparties to any credit facility and derivative contracts entered into by HighPeak Energy, if any, and purchasers of HighPeak Energy's oil, natural gas liquids and natural gas production, uncertainties about estimates of reserves, identification of drilling locations and the ability to add proved reserves in the future, the assumptions underlying forecasts, including forecasts of production, expenses, cash flow from sales of oil and gas and tax rates, quality of technical data, environmental and weather risks, including the possible impacts of climate change, cybersecurity risks and acts of war or terrorism. These and other risks are described in the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K and other filings with the SEC. The Company undertakes no duty to publicly update these statements except as required by law.

Reserve engineering is a process of estimating underground accumulations of hydrocarbons that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers. Reserves estimates included herein may not be indicative of the level of reserves or PV-10 value of oil and natural gas production in the future, as they are based on prices significantly higher than current commodity prices. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions could impact HighPeak’s strategy and change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil and natural gas that are ultimately recovered.

Use of Projections

The financial, operational, industry and market projections, estimates and targets in this press release (including production, operating expenses and capital expenditures in future periods) are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond the Company’s control. The assumptions and estimates underlying the projected, expected or target results are inherently uncertain and are subject to a wide variety of significant business, economic, regulatory and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the financial, operational, industry and market projections, estimates and targets, including assumptions, risks and uncertainties described in “Cautionary Note Regarding Forward-Looking Statements” above. These projections are speculative by their nature and, accordingly, are subject to significant risk of not being actually realized by the Company. Projected results of the Company for 2024 are particularly speculative and subject to change. Actual results may vary materially from the current projections, including for reasons beyond the Company’s control. The projections are based on current expectations and available information as of the date of this release. The Company undertakes no duty to publicly update these projections except as required by law.

Drilling Locations

The Company has estimated its drilling locations based on well spacing assumptions and upon the evaluation of its drilling results and those of other operators in its area, combined with its interpretation of available geologic and engineering data. The drilling locations actually drilled on the Company’s properties will depend on the availability of capital, regulatory approvals, commodity prices, costs, actual drilling results and other factors. Any drilling activities conducted on these identified locations may not be successful and may not result in additional proved reserves. Further, to the extent the drilling locations are associated with acreage that expires, the Company would lose its right to develop the related locations.

HighPeak Energy, Inc. Unaudited Condensed Consolidated Balance Sheet Data (In thousands)

	March 31, 2023	December 31, 2022
Current assets:
Cash and cash equivalents	$47,536	$30,504
Accounts receivable	80,980	96,596
Inventory	15,759	13,275
Prepaid expenses	1,004	4,133
Derivatives	—	17
Total current assets	145,279	144,525
Crude oil and natural gas properties, using the successful efforts method of accounting:
Proved properties	2,669,752	2,270,236
Unproved properties	97,910	114,665
Accumulated depletion, depreciation and amortization	(341,045)	(259,962)
Total crude oil and natural gas properties, net	2,426,617	2,124,939
Other property and equipment, net	3,556	3,587
Other noncurrent assets	7,067	6,431
Total assets	$2,582,519	$2,279,482

Current liabilities:
Current portion of long-term debt, net	$215,295	$—
Accounts payable - trade	133,246	105,565
Accrued liabilities	132,071	91,842
Revenues and royalties payable	29,500	15,623
Accrued interest	15,087	13,152
Other accrued liabilities	14,021	15,600
Derivatives	11,265	16,702
Advances from joint interest owners	10,217	7,302
Operating leases	726	343
Total current liabilities	561,428	266,129
Noncurrent liabilities:
Long-term debt, net	645,469	704,349
Deferred income taxes	145,671	131,164
Asset retirement obligations	7,763	7,502
Derivatives	797	691
Operating leases	400	—
Commitments and contingencies

Stockholders' equity
Common stock	11	11
Additional paid-in capital	1,013,100	1,008,896
Retained earnings (accumulated deficit)	207,880	160,740
Total stockholders' equity	1,220,991	1,169,647
Total liabilities and stockholders' equity	$2,582,519	$2,279,482

HighPeak Energy, Inc.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended March 31,
	2023	2022
Operating revenues:
Crude oil sales	$215,696	$86,938
NGL and natural gas sales	8,098	5,291
Total operating revenues	223,794	92,229
Operating costs and expenses:
Crude oil and natural gas production	32,942	9,446
Production and ad valorem taxes	12,297	5,006
Exploration and abandonments	2,164	209
Depletion, depreciation and amortization	81,131	17,024
Accretion of discount	118	54
General and administrative	2,502	1,940
Stock-based compensation	4,054	3,976
Total operating costs and expenses	135,208	37,655
Income from operations	88,586	54,574
Interest and other income	30	250
Interest expense	(26,972)	(5,252)
Derivative gain (loss), net	3,120	(66,394)
Income (loss) before income taxes	64,764	(16,822)
Income tax expense (benefit)	14,507	(312)
Net income (loss)	$50,257	$(16,510)

Earnings (loss) per share:
Basic net income (loss)	$0.41	$(0.17)
Diluted net income (loss)	$0.39	$(0.17)

Weighted average shares outstanding:
Basic	111,055	95,841
Diluted	117,765	95,841

Dividends declared per share	$0.025	$0.025

HighPeak Energy, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended March 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$50,257	$(16,510)
Adjustments to reconcile net income (loss) to net cash provided by operations:
Exploration and abandonment expense	1,950	32
Depletion, depreciation and amortization expense	81,131	17,024
Accretion expense	118	54
Stock-based compensation expense	4,054	3,976
Amortization of debt issuance costs	2,668	645
Amortization of original issue discounts on 10.000% Senior Notes and 10.625% Senior Notes	4,290	893
Derivative-related activity	(5,314)	41,633
Deferred income taxes	14,507	(312)
Changes in operating assets and liabilities:
Accounts receivable	15,617	(6,789)
Prepaid expenses, inventory and other assets	(2,567)	(941)
Accounts payable, accrued liabilities and other current liabilities	23,295	10,242
Net cash provided by operating activities	190,006	49,947
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to crude oil and natural gas properties	(379,103)	(165,099)
Changes in working capital associated with crude oil and natural gas property additions	65,062	20,644
Acquisitions of crude oil and natural gas properties	(5,463)	(6,348)
Other property additions	(18)	(96)
Net cash used in investing activities	(319,522)	(150,899)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under Credit Agreement	150,000	15,000
Proceeds from exercises of stock options	148	75
Proceeds from exercises of warrants	2	779
Debt issuance costs	(544)	(6,449)
Dividends paid	(2,776)	(2,382)
Dividend equivalents paid	(282)	(214)
Proceeds from issuance of 10.000% Senior Notes and 10.625% Senior Notes, net of discount	—	210,179
Repayments under Credit Agreement	—	(115,000)
Stock offering costs	—	(55)
Net cash provided by financing activities	146,548	101,933
Net increase in cash and cash equivalents	17,032	981
Cash and cash equivalents, beginning of period	30,504	34,869
Cash and cash equivalents, end of period	$47,536	$35,850

HighPeak Energy, Inc.
Unaudited Summary Operating Highlights

	Three Months Ended March 31,
	2023	2022
Sales Volumes:
Crude oil (Bbls)	2,835,618	904,212
NGLs (Bbls)	295,186	107,812
Natural gas (Mcf)	1,315,034	35,882
Total (Boe)	3,349,976	1,084,671

Daily Sales Volumes:
Crude oil (Bbls/d)	31,507	10,047
NGLs (Bbls/d)	3,280	1,198
Natural gas (Mcf/d)	14,611	4,843
Total (Boe/d)	37,222	12,052

Revenues (in thousands):
Crude oil sales	$215,696	$86,938
Crude oil derivative settlements	(2,194)	(24,761)
NGL and natural gas sales	8,098	5,291
Natural gas derivative settlements	—	—
Total revenues, including derivative settlements	$221,600	$67,468

Average sales prices:
Crude oil (per Bbl)	$76.07	$96.15
Crude oil derivative settlements (per Bbl)	(0.77)	(27.38)
NGL (per Bbl)	27.04	41.33
Natural gas (per Mcf)	2.21	4.16
Natural gas derivative settlements (per Mcf)	—	—
Total, including derivative contract settlements (per Boe)	$66.15	$62.20

Weighted Average NYMEX WTI ($/Bbl)	$76.12	$94.75
Weighted Average NYMEX Henry Hub ($/Mcf)	3.39	4.89
Realization to benchmark
Crude oil	100%	101%
Natural gas	65%	85%

Operating Costs and Expenses (in thousands):
Lease operating expenses	$28,720	$9,345
Expense workovers	4,222	101
Production and ad valorem taxes	12,297	5,006
General and administrative expenses	2,502	1,940
Depletion, depreciation and amortization	81,131	17,024

Operating costs per Boe:
Lease operating expenses	$8.57	$8.62
Expense workovers	1.26	0.09
Production and ad valorem taxes	3.67	4.61
General and administrative expenses	0.75	1.79
Depletion, depreciation and amortization	24.22	15.69

HighPeak Energy, Inc.
Unaudited Reconciliation of Net Income to EBITDAX
(in thousands)

	Three Months Ended March 31,
	2023	2022
Net income (loss)	$50,257	$(16,510)
Interest expense	26,972	5,252
Interest and other income	(30)	(250)
Income tax expense (benefit)	14,507	(312)
Depletion, depreciation and amortization	81,131	17,024
Accretion of discount	118	54
Exploration and abandonment expense	2,164	209
Stock based compensation	4,054	3,976
Derivative related noncash activity	(5,314)	41,633
EBITDAX	$173,859	$51,076

HighPeak Energy, Inc.
Unaudited Cash Margin Reconciliation
(in thousands, except per Boe data)

	Three Months Ended March 31,
	2023	2022
Crude oil, NGL and natural gas sales revenue	$223,794	$92,229
Less: Lease operating expenses	(28,720)	(9,345)
Less: Workover expenses	(4,222)	(101)
Less: Production and ad valorem taxes	(12,297)	(5,006)
Less: General and administrative expenses	(2,502)	(1,940)
Cash Margin	$176,053	$75,837
Divide by: Sales volumes (MBoe)	3,350.0	1,084.7
Cash Margin per Boe, excluding effects of derivatives	$52.56	$69.92

Cash Margin	$176,053	$75,837
General and administrative expenses	$2,502	$1,940
Divide by: Sales volumes (MBoe)	3,350.0	1,084.7
Cash Operating Margin per Boe, excluding effects of derivatives	$53.31	$71.71

Investor Contact:

Ryan Hightower

Vice President, Business Development

817.850.9204

rhightower@highpeakenergy.com

Source: HighPeak Energy, Inc.